Exhibit 99.1

Avnet Reports First Quarter Fiscal 2021 Financial Results

First quarter sales of $4.7 billion

Operating cash flow of $122 million; the 8th consecutive quarter of positive cash flow

PHOENIX – October 28, 2020 – Avnet, Inc. (Nasdaq: AVT) today announced results for its first quarter ended October 3, 2020.

Fiscal First Quarter Key Financial Highlights:

●	Sales of $4.7 billion, up from $4.2 billion in the previous quarter and $4.6 billion in the prior year quarter.
●	GAAP diluted loss per share of $0.19, compared with earnings per share of $0.40 a year ago.
o	Non-GAAP adjusted diluted EPS of $0.36 compared with $0.60 a year ago.
●	Cash flow from operations totaled $122 million, and totaled $657 million over the trailing four quarter period.
●	Reduced revolving debt by $63 million with net debt of $879 million at the end of the quarter.
●	The first quarter sales of $4.7 billion and adjusted operating expenses of $451 million represent 14 weeks of activity compared to the normal 13-week quarter. Adjusted to a 13-week quarter, estimated organic sales were $4.4 billion and estimated adjusted operating expenses were $431 million.

CEO Commentary

“Our first quarter results reflect improving macroeconomic conditions and our renewed emphasis on effective execution within our Electronic Components business. Revenues were better than expected, driven by improving demand in our Asia region and across a variety of verticals, most notably auto. In the quarter, we sharpened our focus on our primary components distribution business and continued to diligently help our supplier partners deploy their technologies to meet the needs of our end customers,” said Avnet Interim CEO Phil Gallagher. “We are rebalancing our strategy, realigning our organizational structure and we continue to see great value in Farnell’s opportunity to strengthen Avnet’s global digital footprint to be more responsive to customer and supplier needs. I am proud of how Avnet is managing through this challenging environment and diversifying our revenue streams to deliver on our 2021 fiscal year priorities of improving top-line growth, generating greater operating margin and earning an adequate return on capital.”

Key Financial Metrics

($ in millions, except per share data)

First Quarter Results (GAAP)(1)
	Sep – 20	Sep – 19	Change Y/Y		Jun – 20	Change Q/Q
Sales	$4,723.1	$4,630.0	2.0%		$4,159.7	13.5%
Operating Income	18.5	62.7	(70.5)%		1.9	863.6%
Operating Income Margin	0.4%	1.4%	(97)	bps	0.1%	34	bps
Diluted (Loss) Earnings Per Share	$(0.19)	$0.40	(147.5)%		$0.53	(135.8)%
First Quarter Results (Non-GAAP)(1)(2)
	Sep – 20	Sep – 19	Change Y/Y		Jun – 20	Change Q/Q
Sales	$4,723.1	$4,630.0	2.0%		$4,159.7	13.5%
Adjusted Operating Income	65.1	107.4	(39.4)%		42.9	51.7%
Adjusted Operating Income Margin	1.4%	2.3%	(94)	bps	1.0%	35	bps
Adjusted Diluted Earnings Per Share	$0.36	$0.60	(40.0)%		$0.64	(43.8)%
Segment and Geographical Mix
	Sep – 20	Sep – 19	Change Y/Y		Jun – 20	Change Q/Q
Electronic Components (EC) Sales(1)	$4,382.2	$4,294.2	2.1%		$3,867.6	13.3%
EC Operating Income Margin	1.9%	2.6%	(68)	bps	1.5%	41	bps
Farnell Sales(1)	$340.9	$335.8	1.5%		$292.1	16.7%
Farnell Operating Income Margin	3.5%	6.5%	(298)	bps	3.6%	(6)	bps
Americas Sales(1)	$1,205.7	$1,215.8	(0.8)%		$1,149.3	4.9%
EMEA Sales(1)	1,480.7	1,470.9	0.7%		1,344.2	10.2%
Asia Sales(1)	2,036.7	1,943.3	4.8%		1,666.2	22.2%

(1)	The first quarter of fiscal 2021 contained 14 weeks, compared to 13 weeks in the first and fourth quarters of fiscal 2020.
(2)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

CFO Commentary

“In our first quarter, we generated $122 million of cash flow from operations. This is our eighth consecutive quarter of positive cash flow, which illustrates our team’s continued execution in managing cash, working capital and debt as we proceed through the economic cycle,” said Avnet CFO Tom Liguori. “Our $75 million annual operating expense reduction plan is on track and we expect it will be fully implemented for our second quarter. All of these initiatives support our 2021 fiscal year priorities, as Phil stated, of improving operating income and returns on capital while growing revenues.”

Additional First Quarter Fiscal 2021 Updates

●	Returned $21 million to shareholders with dividends paid during the quarter.
●	Avnet America awarded “Partner 2 Win- Distributor of the Year” by BAE Systems.

Outlook for the Second Quarter of Fiscal 2021 Ending on January 2, 2021

	Guidance Range	Midpoint
Sales	$4.0B – $4.4B	$4.2B
Non-GAAP Diluted EPS(1)	$0.33 – $0.43	$0.38
Estimated Annual Tax Rate	13% – 17%	15%

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon market conditions existing as of today, and excludes amortization of intangibles, any potential restructuring, integration, and other expenses and certain income tax adjustments. The above sales guidance assumes approximately $200 million in lower sales of Texas Instruments products as compared to the first quarter of fiscal 2021. The above guidance assumes 100 million average diluted shares outstanding and average U.S. Dollar to Euro and GBP currency exchange rates are as shown below:

	Q2 Fiscal
	2021	Q1 Fiscal	Q2 Fiscal
	Guidance	2021	2020
Euro	$1.18	$1.17	$1.11
GBP	$1.30	$1.29	$1.28

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PDT and 4:30 p.m. EDT to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: www.ir.avnet.com, or from the following link Avnet Earnings Call Webcast and Slides.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 30 days, through November 27 at 5:00 p.m. EDT, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13705277. The webcast will be available for 90 days.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company. You can find many of these statements by looking for words like “believes,” “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. You should understand that the following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: the scope and duration of the COVID-19 pandemic and its impact on global economic systems, access to financial markets and the Company’s employees, operations, customers, and supply chain; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; risks relating to the Company’s international sales and operations, including risks relating to the ability to repatriate cash, foreign currency fluctuations, duties and taxes, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by natural and weather-related disasters, pandemics and health related crisis, social unrest or warehouse modernization and relocation efforts; risks related to cyber-attacks and the Company’s information systems, including related to current or future implementations; general economic and business conditions (domestic, foreign and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, and liquidity and access to financing; geopolitical events, including the uncertainty caused by the United Kingdom’s planned exit from the European Union commonly referred to as “Brexit”; and legislative or regulatory changes affecting the Company’s businesses.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

Avnet is a global electronic components distributor with extensive design, product, marketing and supply chain expertise for customers and suppliers at every stage of the product lifecycle. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

jeanne.forbis@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	First Quarters Ended
	October 3,	September 28,
	2020	2019

	(Thousands, except per share data)
Sales	$4,723,059	$4,630,009
Cost of sales	4,206,979	4,086,170
Gross profit	516,080	543,839
Selling, general and administrative expenses	471,158	456,503
Restructuring, integration and other expenses	26,420	24,598
Operating income	18,502	62,738
Other (expense) income, net	(19,498)	4,931
Interest and other financing expenses, net	(22,301)	(33,631)
Income (loss) before taxes	(23,297)	34,038
Income tax benefit	(4,408)	(7,714)
Net (loss) income	$(18,889)	$41,752

Earnings (loss) per share:
Basic	$(0.19)	$0.40
Diluted	$(0.19)	$0.40

Shares used to compute earnings per share:
Basic	98,897	103,130
Diluted	98,897	104,377
Cash dividends paid per common share	$0.21	$0.21

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	October 3,	June 27,
	2020	2020

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$483,056	$477,038
Receivables, net	2,964,531	2,928,386
Inventories	2,944,673	2,731,988
Prepaid and other current assets	209,928	191,394
Total current assets	6,602,188	6,328,806
Property, plant and equipment, net	404,136	404,607
Goodwill	798,865	773,734
Intangible assets, net	47,448	65,437
Operating lease assets	288,669	275,917
Other assets	240,089	256,696
Total assets	$8,381,395	$8,105,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$166,992	$51
Accounts payable	2,005,126	1,754,078
Accrued expenses and other	535,376	472,924
Short-term operating lease liabilities	58,912	53,313
Total current liabilities	2,766,406	2,280,366
Long-term debt	1,195,203	1,424,791
Long-term operating lease liabilities	262,850	253,719
Other liabilities	379,425	419,923
Total liabilities	4,603,884	4,378,799
Shareholders’ equity	3,777,511	3,726,398
Total liabilities and shareholders’ equity	$8,381,395	$8,105,197

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	First Quarters Ended
	October 3, 2020	September 28, 2019

	(Thousands)
Cash flows from operating activities:
Net (loss) income	$(18,889)	$41,752

Non-cash and other reconciling items:
Depreciation	21,845	24,669
Amortization	20,117	19,911
Amortization of operating lease assets	14,079	15,839
Deferred income taxes	6,614	(3,970)
Stock-based compensation	4,961	7,218
Asset impairment expense	15,166	—
Other, net	10,898	8,034
Changes in (net of effects from businesses acquired and divested):
Receivables	(7,116)	(6,703)
Inventories	(136,426)	(64,194)
Accounts payable	228,740	189,746
Accrued expenses and other, net	(37,545)	(36,660)
Net cash flows provided by operating activities	122,444	195,642

Cash flows from financing activities:
Borrowings under accounts receivable securitization, net	166,900	110,800
Repayments under senior unsecured credit facility, net	(234,190)	(1,100)
Repayments under bank credit facilities and other debt, net	(545)	(745)
Repurchases of common stock	—	(110,805)
Dividends paid on common stock	(20,756)	(21,451)
Other, net	281	548
Net cash flows used for financing activities	(88,310)	(22,753)

Cash flows from investing activities:
Purchases of property, plant and equipment	(19,998)	(29,864)
Acquisitions of assets	(18,700)	—
Other, net	753	(12,515)
Net cash flows used for investing activities	(37,945)	(42,379)
Effect of currency exchange rate changes on cash and cash equivalents	9,829	(12,507)
Cash and cash equivalents:
— increase	6,018	118,003
— at beginning of period	477,038	546,105
— at end of period	$483,056	$664,108

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income tax expense, (v) adjusted income from continuing operations, (vi) adjusted diluted earnings per share from continuing operations, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), income from continuing operations and diluted earnings (loss) per share from continuing operations adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustment to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws including recent tax law changes in the U.S., certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings (loss) per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP. All amounts below relate to Avnet’s continuing operations.

Fiscal 2021
Quarter Ended
October 3, 2020*
($ in thousands, except per share amounts)

GAAP selling, general and administrative expenses	$471,158
Amortization of intangible assets and other	(20,175)
Adjusted operating expenses	450,983

GAAP operating income	$18,502
Restructuring, integration and other expenses	26,420
Amortization of intangible assets and other	20,175
Adjusted operating income	65,097

GAAP loss before income taxes	$(23,297)
Restructuring, integration and other expenses	26,420
Amortization of intangible assets and other	20,175
Other expenses - equity investment impairments	15,223
Adjusted income before income taxes	38,521

GAAP income tax benefit	$(4,408)
Restructuring, integration and other expenses	4,601
Amortization of intangible assets and other	5,029
Other expenses - equity investment impairments	26
Income tax expense items, net	(2,710)
Adjusted income tax expense	2,538

GAAP loss	$(18,889)
Restructuring, integration and other expenses (net of tax)	21,819
Amortization of intangible assets and other (net of tax)	15,146
Other expenses - equity investment impairments (net of tax)	15,197
Income tax expense items, net	2,710
Adjusted income	35,983

GAAP diluted loss per share	$(0.19)
Restructuring, integration and other expenses (net of tax)	0.22
Amortization of intangible assets and other (net of tax)	0.15
Other expenses - equity investment impairments (net of tax)	0.15
Income tax expense items, net	0.03
Adjusted diluted EPS	0.36

* May not foot due to rounding.

		Quarters Ended
	Fiscal Year	June 27,	March 28,	December 29,	September 29,
	2020*	2020*	2020*	2019*	2019*

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,842,122	$451,099	$469,646	$464,873	$456,503
Amortization of intangible assets and other - continuing operations	(81,555)	(18,952)	(21,071)	(21,454)	(20,078)
Adjusted operating expenses - continuing operations	1,760,567	432,147	448,576	443,419	436,426

GAAP operating (loss) income - continuing operations	$(4,628)	$1,920	$(115,760)	$46,475	$62,738
Restructuring, integration and other expenses - continuing operations	81,870	23,796	19,211	14,265	24,598
Goodwill and intangible asset impairment expenses (benefits) - continuing operations	144,092	(1,744)	145,836	-	-
Amortization of intangible assets and other - continuing operations	81,555	18,952	21,071	21,454	20,078
Adjusted operating income - continuing operations	302,889	42,924	70,358	82,194	107,414

GAAP (loss) income before income taxes- continuing operations	$(128,107)	$(16,144)	$(158,086)	$12,086	$34,038
Restructuring, integration and other expenses - continuing operations	81,870	23,796	19,211	14,265	24,598
Goodwill and intangible asset impairment expenses (benefits) - continuing operations	144,092	(1,744)	145,836	-	-
Amortization of intangible assets and other - continuing operations	81,555	18,952	21,071	21,454	20,078
Other expenses and early debt redemption - continuing operations	21,582	2,054	15,526	4,002	-
Adjusted income before income taxes - continuing operations	200,992	26,914	43,558	51,807	78,713

GAAP income tax expense (benefit) - continuing operations	$(98,574)	$(68,304)	$(29,425)	$6,870	$(7,714)
Restructuring, integration and other expenses - continuing operations	18,648	4,659	4,372	3,377	6,240
Goodwill and intangible asset impairment expenses - continuing operations	6,433	207	6,226	-	-
Amortization of intangible assets and other - continuing operations	16,119	3,613	4,307	3,964	4,235
Other expenses and early debt redemption - continuing operations	6,238	506	4,992	740	-
Income tax benefit (expense) items, net - continuing operations	47,655	22,996	15,119	(4,071)	13,611
Adjusted income tax (benefit) expense - continuing operations	(3,481)	(36,323)	5,591	10,880	16,372

GAAP (loss) income - continuing operations	$(29,533)	$52,160	$(128,661)	$5,216	$41,752
Restructuring, integration and other expenses (net of tax) - continuing operations	63,222	19,137	14,839	10,888	18,358
Goodwill and intangible asset impairment expenses (benefits) (net of tax) - continuing operations	137,659	(1,951)	139,610	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	65,436	15,339	16,764	17,490	15,843
Other expenses and early debt redemption (net of tax) - continuing operations	15,344	1,548	10,534	3,262	-
Income tax (benefit) expense items, net - continuing operations	(47,655)	(22,996)	(15,119)	4,071	(13,611)
Adjusted income - continuing operations	204,473	63,237	37,967	40,927	62,341

GAAP diluted (loss) earnings per share - continuing operations	$(0.29)	$0.53	$(1.29)	$0.05	$0.40
Restructuring, integration and other expenses (net of tax) - continuing operations	0.63	0.19	0.15	0.11	0.18
Goodwill and intangible asset impairment expenses (benefits) (net of tax) - continuing operations	1.37	(0.02)	1.39	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	0.65	0.15	0.17	0.17	0.15
Other expenses and early debt redemption (net of tax) - continuing operations	0.15	0.02	0.11	0.03	-
Income tax (benefit) expense items, net - continuing operations	(0.47)	(0.23)	(0.15)	0.04	(0.13)
Adjusted diluted EPS - continuing operations	2.04	0.64	0.38	0.40	0.60

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Sales of TI Products

The termination of the Company’s electronic components distribution agreement with Texas Instruments (“TI”) will be completed in the second quarter of fiscal 2021. Sales of TI products by quarter are outlined in the following table:

	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	October 3,	June 27,	March 28,	December 28,	September 28,
	2020	2020	2020	2019	2019

	(in millions)
Sales of TI Products	$241.0	$322.5	$400.6	$399.2	$443.4

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Additionally, fiscal 2021 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2021 due to the 14-week fiscal first quarter and the 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

As a result of declining sales due to the termination of the TI distribution agreement discussed further above, organic sales growth rates have also been adjusted to exclude sales of TI products.

The following table presents the reconciliation of reported sales to organic sales for the first quarter of fiscal 2021.

		Estimated			Organic
	Sales	Extra	Organic		Sales
	As Reported	Week in	Sales	TI Sales	Adj for TI
	Q1-Fiscal	Q1-Fiscal	Q1-Fiscal	Q1-Fiscal	Q1-Fiscal
	2021	2021 (1)	2021	2021 (2)	2021 (2)

	(in millions)
Avnet	$4,723.1	$306.0	$4,417.1	$241.0	$4,176.1
Avnet by region
Americas	$1,205.7	$77.0	$1,128.7	$68.5	$1,060.2
EMEA	1,480.7	97.0	1,383.7	102.9	1,280.8
Asia	2,036.7	132.0	1,904.7	69.6	1,835.1
Avnet by segment
EC	$4,382.2	$284.0	$4,098.2	$241.0	$3,857.2
PF	340.9	22.0	318.9	—	318.9

(1)	The impact of the additional week of sales in the first quarter of fiscal 2021 is estimated.
(2)	Sales adjusted for the impact of the termination of the TI distribution contract.

The following table presents reported and organic sales growth rates for the first quarter of fiscal 2021 compared to fiscal 2020.

							Organic
			Sales			Organic	Sales
			As Reported			Sales	Adj for TI
	Sales	Sales	Year-Year %	Organic	Organic	Year-Year %	Year-Year %
	As Reported	As Reported	Change in	Sales	Sales	Change in	Change in
	Q1-Fiscal	Year-Year	Constant	Q1-Fiscal	Year-Year	Constant	Constant
	2021	% Change	Currency	2021	% Change	Currency	Currency (1)

	(Dollars in millions)
Avnet	$4,723.1	2.0%	0.6%	$4,176.1	(4.6)%	(6.0)%	(1.8)%
Avnet by region
Americas	$1,205.7	(0.8)%	(0.8)%	$1,060.2	(7.2)%	(7.2)%	(4.9)%
EMEA	1,480.7	0.7	(3.6)	1,280.8	(5.9)	(10.2)	(7.7)
Asia	2,036.7	4.8	4.6	1,835.1	(2.0)	(2.2)	4.6
Avnet by segment
EC	$4,382.2	2.1%	0.7%	$3,857.2	(4.6)%	(5.9)%	(1.3)%
PF	340.9	1.5	(0.5)	318.9	(5.0)	(7.1)	(7.1)

(1)	Sales growth rates excluding the impact of the termination of the TI distribution agreement.

Historical Segment Financial Information

Fiscal 2021
First Quarter
October 3, 2020*
(in millions)
Sales:
Electronic Components	$4,382.2
Farnell	340.9
Avnet sales	$4,723.1

Operating income:
Electronic Components	$84.4
Farnell	12.0
96.4
Corporate expenses	(31.3)
Restructuring, integration and other expenses	(26.4)
Amortization of acquired intangible assets and other	(20.2)
Avnet operating income	$18.5

Sales by geographic area:
Americas	$1,205.7
EMEA	1,480.7
Asia	2,036.7
Avnet sales	$4,723.1

		Fiscal Year 2020
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 27,	March 28,	December 28,	September 28,
	2020*	2020*	2020*	2019	2019

	(in millions)
Sales:
Electronic Components	$16,340.1	$3,867.6	$3,974.7	$4,203.6	$4,294.2
Farnell	1,294.2	292.1	335.1	331.2	335.8
Avnet	$17,634.3	$4,159.7	$4,309.8	$4,534.8	$4,630.0

Operating income (loss):
Electronic Components	$349.1	$58.9	$84.8	$93.1	$112.3
Farnell	75.5	10.4	23.4	20.0	21.8
	424.6	69.3	108.2	113.1	134.1
Corporate expenses	(121.6)	(26.3)	(37.8)	(30.9)	(26.7)
Restructuring, integration and other expenses	(81.9)	(23.8)	(19.2)	(14.3)	(24.6)
Goodwill and intangible asset impairment expenses	(144.1)	1.7	(145.8)	-	-
Amortization of acquired intangible assets and other	(81.6)	(19.0)	(21.1)	(21.4)	(20.1)
Avnet operating (loss) income	$(4.6)	$1.9	$(115.8)	$46.5	$62.7

Sales by geographic area:
Americas	$4,755.3	$1,149.3	$1,203.6	$1,186.6	$1,215.8
EMEA	5,753.4	1,344.2	1,512.5	1,425.8	1,470.9
Asia	7,125.6	1,666.2	1,593.7	1,922.4	1,943.3
Avnet	$17,634.3	$4,159.7	$4,309.8	$4,534.8	$4,630.0

* May not foot/cross foot due to rounding

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the second quarter of fiscal 2021.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$0.33	$0.43
Restructuring, integration and other expense (net of tax)	(0.16)	(0.08)
Amortization of intangibles and other (net of tax)	(0.10)	(0.07)
Income tax expense adjustments	(0.05)	0.05
GAAP diluted earnings per share guidance	$0.02	$0.33